Exhibit 99.1

For Immediate Release

Editorial Contacts:

Joe Greenhalgh, Vice President, Investor Relations – USA (510) 713-4430

Nancy Morrison, Corporate Communications – USA (510) 713-4948

Laura Scorza, Sr. Public Relations Manager – Europe +41-(0) 21-863-5336

Logitech Granted Nasdaq Extension for Compliance with Listing Rule

Company Also Receives Expected Nasdaq Notice Related to Delay in 10-Q Filing

NEWARK, Calif. — Aug. 17, 2014 and LAUSANNE, Switzerland, Aug. 18, 2014 — Logitech International (SIX: LOGN) (Nasdaq: LOGI) today announced two procedural steps related to the delay in filing its FY 2014 10-K and Q1 FY 2015 10-Q with the U.S. Securities and Exchange Commission (SEC).

First, the Company has been granted an exception by Nasdaq, extending the deadline to October 15, 2014 for complying with Listing Rule 5250(c)(1) by filing its 10-K and 10-Q. The exception was granted by Nasdaq based on a compliance plan submitted by Logitech in response to a previously announced Nasdaq request.

Second, as expected, Nasdaq issued a non-compliance notice regarding Logitech’s delay in filing its 10-Q for the first quarter of FY 2015. The Q1 filing cannot be completed until the 10-K is filed. This notice also relates to Listing Rule 5250(c)(1), which requires the timely filing of these reports with the SEC. Nasdaq also requested an update to Logitech’s original compliance plan.

The Nasdaq notices have no immediate effect on the listing or trading of Logitech’s common stock on the Nasdaq Global Select Market. Logitech is working to complete and file both the 10-K and the 10-Q as soon as possible prior to the Nasdaq deadline of October 15, 2014, following the completion of an investigation of certain accounting matters related the Company’s previously issued financial statements and additional work necessary to file the 10-K and the 10-Q.

About Logitech

Logitech is a world leader in products that connect people to the digital experiences they care about. Spanning multiple computing, communication and entertainment platforms, Logitech’s combined hardware and software enable or enhance digital navigation, music and video entertainment, gaming, social networking, audio and video communication over the Internet, video security and home-entertainment control. Founded in 1981, Logitech International is a Swiss public company listed on the SIX Swiss Exchange (LOGN) and on the Nasdaq Global Select Market (LOGI).

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Logitech Granted Nasdaq Extension for Compliance with Listing Rule – Page 2

This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding: Logitech’s plans and timing to file the 10-K and 10-Q and to regain compliance under the Nasdaq listing rules. The forward-looking statements in this release involve risks and uncertainties that could cause Logitech’s actual results and events to differ materially from those anticipated in these forward-looking statements, including, without limitation: the timing and results of the independent investigation and accounting issues discussed in the May 21, 2014 and July 23, 2014 press releases; whether a restatement of financial results will be required for those or other accounting issues for any period; if Logitech is unable to satisfy regulatory requirements relating to internal controls or if our internal control over financial reporting is not effective; if Nasdaq does not accept Logitech’s updated compliance plan or otherwise adversely affects the listing or trading of Logitech’s shares; the effect on Logitech’s business, share price and volatility as a result of the accounting issues or the reactions to such events by customers, suppliers or investors. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Logitech’s periodic filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2013 and our Amended Annual Report on Form 10-K/A for the fiscal year ended March 31, 2013, available at www.sec.gov, under the caption Risk Factors and elsewhere. Logitech does not undertake any obligation to update any forward-looking statements to reflect new information or events or circumstances occurring after the date of this press release.

Logitech, the Logitech logo, and other Logitech marks are registered in Switzerland and other countries. All other trademarks are the property of their respective owners. For more information about Logitech and its products, visit the company’s Web site at www.logitech.com.

(LOGIIR)